RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                APECO CORPORATION



         APECO CORPORATION, originally incorporated as APY Corporation on February 13, 1969, hereby amends and restates its Certificate of Incorporation. The Board of Directors of the Corporation duly adopted a resolution amending and restating the Certificate of Incorporation on June 25, 1985 in accordance with the provisions of Section 245 and Section 242 of the General Corporation Law of Delaware. This Restated Certificate of Incorporation was duly adopted by the Board of Directors and as to any amendments was duly adopted by a vote of the stockholders and restates and integrates and does further amend the provisions of the Corporation's Restated Certificate of Incorporation as heretofore amended or supplemented, and that there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation, except as amended.

FIRST.   The name of the Corporation is:

         THE LORI CORPORATION

SECOND. The registered office of the Corporation in the State of Delaware is to be located at 1209 Orange Street, Wilmington, Delaware, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. Pursuant to the stock split and the increase of the Authorized Common Stock enumerated below, the total number of shares which the Corporation shall have authority to issue is seven million (7,000,000) of which six million (6,000,000) shall be Common Stock with par value of one cent ($0.01) per share and one million (1,000,000) shall be Preferred Stock with par value of one cent ($0.01) per share.

         On the effective date of this Restated Certificate of this Restated Certificate of Incorporation, each issued and outstanding share of Common Stock, $.01 par value, shall be reclassified and converted into one-thirtieth (1/30) of a share of Common Stock, with a one cent ($0.01) par value.

         On the effective date of this Restated Certificate of Incorporation, each issued and outstanding share of Preferred Stock, $.01 par value, shall be reclassified and converted into one-tenth (1/10) of a share of Preferred Stock, with a one cent ($0.01) par value.

         That notwithstanding the reverse split in both the Common Stock and the Preferred Stock, the par value of one cent ($0.01) shall remain constant.


         On the effective date of this Restated Certificate of Incorporation, the authorized shares of Common Stock, par value one cent ($0.01), shall increase from one million eighty hundred thirty-three thousand three hundred thirty-three (1,833,333) to six million (6,000,000) shares of Common Stock, with par value of one cent ($0.01) per share.

         The Preferred Stock shall issue from time to time in one or more series of such number of shares (which number may be increased or decreased, but not below the number of shares thereof then outstanding, from time to time by action of the Board of Directors) and with such distinctive serial designations and (a) may have voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (e) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, at such price or prices or at such rates of exchange, and with such adjustments; and (f) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of each such series of Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby expressly vested in the Board of Directors.

         The holder of each outstanding share of Common Stock shall have one vote per share with respect to all matters submitted to a vote of shareholders.

         In all elections for Directors of the Corporation, each shareholder entitled to vote shall be entitled to as many votes as shall equal the number of votes, which, except for this provision as to cumulative voting, he would be entitled to cast for the election of Directors with respect to his shares of stock, multiplied by the number of Directors to be elected, and he may cast all of such votes for a single Director or may distribute them among the number to be voted for or any two or more of them as he may see fit.

         The number of authorized shares of any class of stock of the Corporation may be increased or decreased by the affirmative vote of the holders of the majority of the stock of the Corporation entitled to vote, without regard to class.

FIFTH. In furtherance of and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized, without shareholder approval, to make, amend, alter or repeal the By-Laws of the Corporation.

         Wherever the term "Board of Directors" is used in this Certificate of Incorporation, such term shall mean the Board of Directors of the Corporation; provided, however, that, to the extent any committee of directors of the Corporation is lawfully entitled to exercise the powers of the Board of Directors, such committee may exercise any right or authority of the Board of Directors under this Certificate of Incorporation.

SIXTH. Whenever a compromise of arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or shareholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this
Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, of this Corporation, as the case may be, and also on this Corporation.

SEVENTH. Meetings of shareholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of directors need not be by written ballot unless the By-Laws of the Corporation so shall provide. Any corporate action upon which a vote of shareholders is required or permitted may be taken without a meeting and vote of shareholders with the written consent of shareholders having not less than a majority of the total number of votes entitled to be cast upon the action, or such larger percentage required by statute, if a meeting were held. Prompt notice shall be given to all shareholders of the taking of corporate action without a meeting by less than unanimous written consent.

EIGHTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted, subject to this reservation.

NINTH. The Corporation shall indemnify its directors, officers, employees and agents to the extent and in the manner provided in the By-Laws of the Corporation, as such By-Laws may be amended from time to time, or as may otherwise be determined from time to time by the Board of Directors of the Corporation.

         IN WITNESS WHEREOF, said APECO CORPORATION has caused its seal to be hereunto affixed and this Restated Certificate of Incorporation to be signed by RICHARD MANDRA, its Vice President, and attested by Edwin Rymek, its Secretary, this th day of , 1985.


                                             APECO CORPORATION


                                             By:______________________________
                                                Richard Mandra, Vice President

Attest:

______________________
Edwin Rymek, Secretary

(corporate seal)




State of Illinois )
County of Cook    )   ss:

                                                              Duplicate Original

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              THE LORI CORPORATION


         The LORI CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of The Lori Corporation resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that the proposed amendment be submitted to the stockholders of said corporation at a duly called meeting for consideration thereof. The proposed amendment is as follows:


         RESOLVED; that the Certificate of Incorporation of this corporation be amended by changing Article "NINTH" to read in its entirety as follows:

                  NINTH: A. To the fullest extent that the General Corporation Law of the State of Delaware as its exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to this Certificate of Incorporation, directly or indirectly by merger, consolidation or otherwise, having the effect of amending, altering, changing or repealing any of the provisions of this paragraph A shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal, unless such amendment shall have the effect of further limiting or eliminating such liability.

         B. 1. The Corporation shall, to the fullest extent permitted by applicable law as then in effect, indemnify any person (the "indemnitee") who was or is involved in any manner (including, without limitation, as a party or a witness) or was or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor (a "Proceeding") by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or of a partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to any employee benefit plan) whether the basis of any such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, against all expenses, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by him in connection with such Proceeding. Such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his heirs and legal representatives. The right to indemnification conferred in this Article NINTH shall include the right to receive payment in advance of any expenses incurred by the indemnitee in connection with such proceeding, consistent with applicable law as then in effect, and shall be a contract right. The Corporation may, by action of its Board of Directors, provide indemnification of employees, agents, attorneys and representatives of the Corporation with up to the same scope and extent as hereinabove provided for officers and directors. No amendment to this Certificate of Incorporation having the effect of amending, altering, changing or repealing any of the provisions of the sections of this paragraph B shall remove, abridge or adversely affect any right to indemnification or other benefits under the sections of this paragraph B with respect to any acts or omissions occurring prior to such amendment or repeal.

                  2. The right of indemnification, including the right to receive payment in advance of expenses, conferred in this Article NINTH shall not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled under any provision of the Certificate of Incorporation, By-Law or agreement or otherwise.

                  3. In any action or proceeding relating to the right to indemnification conferred in this Article NINTH, the Corporation shall have the burden of proof that the indemnitee has not met any standard of conduct or belief which may be required by applicable law to be applied in connection with a determination of whether the indemnitee is entitled to indemnity, or otherwise is not entitled to indemnity, and neither a failure to make such a determination nor an adverse determination of entitlement to indemnity shall be a defense of the Corporation in such an action or proceeding or create any presumption that the indemnitee has not met any such standard of conduct or belief or is otherwise not entitled to indemnity. If successful in whole or in part in such an action or proceeding, the indemnitee shall be entitled to be indemnified by the Corporation for the expenses actually and reasonably incurred by him in connection with such action or preceding

                           C. No amendment to this Certificate of Incorporation,
                  directly or indirectly by merger, consolidation or otherwise, shall amend, alter, change or repeal any of the provisions of this Article NINTH, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote of the holders of at least a majority.

SECOND: That thereafter, written notice of the annual meeting was given to each stockholder not less than 10 nor more than 60 days before the date of the annual meeting which was held on June 18, 1987.

THIRD: That said written notice set forth the proposed amendment in full plus the place, date and hour of the meeting in accordance with Section 222 and
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That said amendment was duly adopted by a majority of the outstanding stock entitled to vote thereon and by a majority of the outstanding stock of each class entitled to vote thereon in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, we hereunto sign our names on behalf of The Lori Corporation and affirm that the statements made herein are true under the penalties of perjury, this 19th day of June, 1987.

                                                The LORI CORPORATION

                                                By:______________________

                                                Harris N. Kruger, President

(SEAL)

Attest:

By:
      Edwin G. Rymek, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              THE LORI CORPORATION

THE LORI CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of The Lori Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation to consider the amendment for approval in accordance with the General Corporation Law of Delaware. The resolution setting forth the proposed amendment is as follows:

      RESOLVED; that Article FOURTH of the Articles of Incorporation of the Corporation be amended and restated in its entirety to read as follows:

      FOURTH. The total number of shares which the Corporation shall have authority to issue is Eleven Million (11,000,000) of which Ten Million (10,000,000) shall be Common Stock with par value of one cent ($0.01) per share and One Million (1,000,000) shall be Preferred Stock with par value of one cent ($0.01) per share.

      The Preferred Stock shall issue from time to time in one or more series of such number of shares (which number may be increased or decreased, but not below the number of shares thereof then outstanding, from time to time by action of the Board of Directors) and with such distinctive serial designations and (a) may have voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (e) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, at such price or prices or at such rates of exchange, and with such adjustments; and (f) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of each such series of Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby expressly vested in the Board of Directors.

      The holder of each outstanding share of Common Stock shall have one vote per share with respect to all matters submitted to a vote of shareholders.

      In all elections for Directors of the Corporation, each shareholder entitled to vote shall be entitled to as many votes as shall equal the number of votes, which, except for this provision as to cumulative voting, he would be entitled to cast for the election of Directors with respect to his shares of stock, multiplied by the number of Directors to be elected, and he may cast all of such votes for a single Director or may distribute them among the number to be voted for or any two or more of them as he may see fit.

      The number of authorized shares of any class of stock of the Corporation may be increased or decreased by the affirmative vote of the holders of the majority of the stock of the Corporation entitled to vote, without regard to class.

SECOND: That thereafter, pursuant to resolutions of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held on December 19, 1990, upon written notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted by a majority of the outstanding stock entitled to vote thereon in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said corporaiton has caused this certificate to be signed, under penalties of perjury, by James D.Doering, its Vice President, and Edwin G. Rymek, its Secretary, this 20th day of December, 1990.

                                         The Lori Corporation

                                         By:___________________________

                                            James D.Doering, Vice President and
                                            Chief Financial Officer



Attest:


Edwin Rymek, Secretary